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                                                                    EXHIBIT 3.1I


                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/02/2001
                                                          010160310 - 2448525

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                     CROMPTON & KNOWLES COLORS INCORPORATED

It is hereby certified that:

        The name of the corporation (hereinafter called the "corporation") is

                     CROMPTON & KNOWLES COLORS INCORPORATED

        2. The certificate of incorporation of the corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article I the following new Article:

        "Article I: The name of the Corporation is CROMPTON COLORS INCORPORATED"

        3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        The effective time of the amendment herein certified shall be February 19th, 2001.

Signed on this 19th day of February, 2001

        /s/ Arthur C. Fullerton
        -------------------------------------------------
        Arthur C. Fullerton, Vice President and Secretary